Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 23, 2025 with respect to the financial statements of Medsphere Systems Corporation for the years ended December 31, 2024 and 2023, included in this Form 8-K/A of CareCloud, Inc. We consent to the incorporation by reference of said report in the Registration Statement of CareCloud, Inc. on Forms S-8 (File Nos. 333-265536, 333-239781, 333-226685, 333-217317 and 333-203228) and on Form S-3 (File No. 333-286431).

/s/ Tanner LLC

Lehi, UT

October 31, 2025